As filed with the Securities and Exchange Commission on April 28, 1997
                                                     Registration No. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                  CLARIFY INC.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                            77-0259235
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

                                2125 O'Nel Drive
                           San Jose, California 95131
               (Address of principal executive offices) (Zip Code)
                                 ---------------

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)
                                 ---------------

                                 David A. Stamm
                      President and Chief Executive Officer
                      2125 O'Nel Drive, San Jose, CA 95131
                     (Name and address of agent for service)
                                 (408) 573-3000
          (Telephone number, including area code, of agent for service)
                                 ---------------


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                 Proposed Maximum   Proposed Maximum
         Title of Each Class of                Amount to          Offering Price         Aggregate              Amount of
      Securities to be Registered           be Registered (1)     Per Share (2)       Offering Price (2)      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
1995 Stock Option/Stock Issuance Plan:

Options to purchase Common Stock              1,158,475               N/A                  N/A                     N/A

Common Stock, $0.0001 par value            1,158,475 shares            $7.0313             $8,145,585.27           $2,468.36

Employee Stock Purchase Plan:

Common Stock, $0.0001 par value              820,000 shares            $7.0313             $5,765,666              $1,747.17
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Clarify Inc. 1995 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Clarify Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Clarify Inc. as reported on the Nasdaq National Market on April 21, 1997.

                                     PART II

               Information Required in the Registration Statement


Item 3.  Incorporation of Documents by Reference

         Clarify Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

         (a) The Registrant's report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Registrant's Registration Statement No. 00-26776 on Form 8-A filed with the SEC on September 15, 1995, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "1933 Act"), Article VII, Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive of other forms on non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit of the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

Exhibit Number    Exhibit
--------------    -------
  4               Instrument Defining Rights of Stockholders.  Reference is made to  Registrant's  Registration  Statement No. 00-26776 on Form
                  8-A,  which is  incorporated  herein by reference  pursuant to
                  Item  3(b) of  this  Registration  Statement.

  5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

  23.1            Consent of Coopers & Lybrand LLP - Independent Accountants.

  23.2            Consent of  Gunderson  Dettmer  Stough  Villeneuve  Franklin &
                  Hachigian,  LLP  is  contained  in  Exhibit  5.

  24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

  99.1            Employee Stock Purchase Plan.

Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option/Stock Issuance and/or the Employee Stock Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of April, 1997.

                                          Clarify Inc.


                                          By: /s/ David A Stamm
                                             -----------------------------------
                                              David A. Stamm
                                              President, Chief Executive Officer
                                              and Director

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Clarify Inc., a Delaware corporation, do hereby constitute and appoint David A. Stamm and Ray M. Fritz, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title                                   Date
---------                 -----                                   ----

/s/ David A. Stamm
------------------------  President, Chief Executive            April 25, 1997
David A. Stamm            Officer (Principal Executive
                          Officer) and Director
/s/ Ray M. Fritz
------------------------  Chief Financial Officer (Principal    April 25, 1997
Ray M. Fritz              Financial and Accounting Officer)

Signature                 Title                                   Date
---------                 -----                                   ----

/s/ James L. Patterson
------------------------
James L. Patterson        Chairman of the Board                 April 25, 1997

/s/ Thomas H. Bredt
------------------------
Thomas H. Bredt           Director                              April 25, 1997

/s/ Mary Jane Elmore
------------------------
Mary Jane Elmore          Director                              April 25, 1997

/s/ Frederick Fluegel
------------------------
Frederick Fluegel         Director                              April 25, 1997

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.




                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933




                                  CLARIFY INC.

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number            Exhibit
--------          -------

   4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-26776 on Form 8-A, which is incorporated herein by reference pursuant to
                  Item 3(b) of this Registration Statement.

   5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

  23.1            Consent of Coopers & Lybrand LLP - Independent Accountants.

  23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

  24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

  99.1            Employee Stock Purchase Plan.